Exhibit 10.1

RETURN TO TREASURY AGREEMENT

THIS AGREEMENT is made as of the 28th day of July, 2013, by and between Soul and Vibe Interactive Inc., a corporation formed pursuant to the laws of the State of Nevada (the “Company”) and Peter Anthony Chiodo, an individual resident of the State of Minnesota (the “Shareholder”).

WHEREAS:

A. The Shareholder is the registered and beneficial owner of 87,400,000 shares of the Company’s common stock.

B. The Company has agreed to authorize, create and issue 130,000 shares of Series B Preferred Stock to the Shareholder (the “Series B Issuance”). Each such share of Series B Preferred Stock entitles its holder to vote the equivalent of 1,000 shares of common stock at the record date for the determination of shareholders entitled to vote on any matter coming before the common shareholders or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise required by law, the holders of shares of Series B Preferred Stock shall vote together with the holders of common stock on all matters and shall not vote as a separate class.

C. Following the issuance of, and subject to the issuance of, such shares of Series B Preferred Stock, the Shareholder has agreed to return 64,459,292 shares of the Company’s common stock (the “Surrendered Shares”) held by him to the treasury of the Company for the sole purpose of the Company retiring the Surrendered Shares.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and sum of $1.00 now paid by the Company to the Shareholder, the receipt and sufficiency whereof is hereby acknowledged, the parties hereto hereby agree as follows:

Surrender of Shares

1. Following the issuance of, and subject to the issuance of, such shares of Series B Preferred Stock, the Shareholder the Shareholder shall surrender to the Company the Surrendered Shares by delivering to the Company herewith a share certificate or certificates representing the Shares, duly endorsed for transfer in blank, signatures medallion guaranteed. The Company hereby acknowledges receipt from the Shareholder of the certificates for the sole purpose of retiring the Surrendered Shares.

Retirement of Shares

2. The Company agrees, subject to section 1 hereof, to forthwith retire the Surrendered Shares pursuant to Section 78.283 of the Nevada Revised Statutes.

Condition Precedent

3. Notwithstanding any other provision herein, this Agreement and the cancellation of Surrendered Shares contemplated hereunder shall not be effective until such time as the Series B Issuance has been completed.

Representations and Warranties

4. The Shareholder represents and warrants to the Company that it is, and at the time of delivery of the Surrendered Shares hereunder will be, the owner of the Surrendered Shares and that it has good and marketable title to the Surrendered Shares and that the Surrendered Shares are free and clear of all liens, security interests or pledges of any kind whatsoever.

General

5. Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

6. Time is expressly declared to be the essence of this Agreement.

7. The provisions contained herein constitute the entire agreement among the Company and the Shareholder respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among the Company and the Shareholder with respect to the subject matter hereof.

8. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

9. This Agreement is not assignable without the prior written consent of the parties hereto.

10. This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

SOUL AND VIBE INTERACTIVE INC.

By:
Peter Anthony Chiodo,
Chief Executive Officer

SHAREHOLDER

Peter Anthony Chiodo